                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12



                           Republic Industries, Inc.

- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       [REPUBLIC INDUSTRIES, INC. LOGO]



                                                                  April 19, 1996


Dear Stockholder:

     We invite you to attend the 1996 Annual Meeting of Stockholders of Republic Industries, Inc. to be held at 10:30 a.m. on Friday, May 10, 1996, at the Parker Playhouse, 707 N.E. 8th Street, Fort Lauderdale, Florida 33304. The matters to be considered at the meeting are described in the formal notice and proxy statement on the following pages.

     Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. Please date and sign your proxy card and return it in the enclosed envelope as soon as possible.

                                          Very truly yours,

                                          REPUBLIC INDUSTRIES, INC.


                                          /s/ H. Wayne Huizenga

                                          H. Wayne Huizenga, Chairman of the
                                          Board and Chief Executive Officer

Enclosures

                       [REPUBLIC INDUSTRIES, INC. LOGO]


                     200 EAST LAS OLAS BLVD., SUITE 1400
                        FORT LAUDERDALE, FLORIDA 33301

              NOTICE OF THE 1996 ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS OF REPUBLIC INDUSTRIES, INC.:


     The 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Republic Industries, Inc. ("Republic") will be held at 10:30 a.m. on Friday, May 10, 1996, at the Parker Playhouse, 707 N.E. 8th Street, Fort Lauderdale, Florida 33304, for the following purposes:

     (1) To elect directors to a term of office expiring at the 1997 Annual Meeting of Stockholders or until a successor of each has been duly elected and qualified;

     (2) To consider and vote upon a proposed amendment to Republic's First Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of Republic from 350,000,000 shares to 500,000,000 shares;

     (3) To consider and vote upon a proposed amendment to Republic's 1995 Employee Stock Option Plan to increase the number of shares of common stock of Republic eligible for issuance thereunder from 4,000,000 shares to 10,000,000 shares;

     (4) To ratify, confirm and approve previously granted Executive Warrants, to ensure that Republic obtains certain favorable tax deductions associated with the exercise of such Warrants;


     (5) To ratify the appointment of Arthur Andersen LLP as Republic's independent public accountants for 1996; and


     (6) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 5, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend in person, you are requested to date, sign and return the enclosed proxy at your earliest convenience. You may revoke your proxy at any time prior to exercise.

                                          By Order of the Board of Directors

                                          /s/ Courtland D. Peddy

                                          Courtland D. Peddy, Secretary
Fort Lauderdale, Florida

April 19, 1996



  YOU ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. THE PROXY IS REVOCABLE AT ANY TIME
                               PRIOR TO ITS USE.

                           REPUBLIC INDUSTRIES, INC.
                      200 EAST LAS OLAS BLVD., SUITE 1400
                         FORT LAUDERDALE, FLORIDA 33301

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Industries, Inc., a Delaware corporation ("Republic"), for use at the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Republic to be held at 10:30 a.m. on Friday, May 10, 1996, at the Parker Playhouse, 707 N.E. 8th Street, Fort Lauderdale, Florida 33304, and any postponement or adjournment thereof. Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, they will be voted for the election as directors of the nominees named herein, for the proposals set forth on the Notice of Annual Meeting, and in accordance with the judgment of the persons acting under the proxies on other matters presented for a vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the meeting, by written notice to the Secretary of Republic or by delivery of a later-dated proxy.


     Republic's executive offices are located at 200 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301 (telephone 954-627-6000). Proxy materials will be mailed to stockholders on or about April 24, 1996.


                      SHARES OUTSTANDING AND VOTING RIGHTS


     Only stockholders of record at the close of business on April 5, 1996, are entitled to vote at the Annual Meeting. The only voting stock of Republic outstanding is its Common Stock, $.01 par value per share (the "Common Stock"), of which 83,224,706 shares were outstanding of record as of the close of business on April 5, 1996. Each share of Common Stock issued and outstanding is entitled to one vote.



     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether of not a quorum is present. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. The shares subject to any such proxy which are not being voted with respect to a particular matter will not be considered shares present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter, and directions to "withhold authority" to vote for directors, will not be considered non-voted shares.)


     Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors. The affirmative vote of the holders of a majority of the total shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote at the Annual Meeting, is required for the approval of each other matter brought to a vote at the Annual Meeting, except that the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date is required to approve the proposed amendment to the Certificate of Incorporation. Abstentions from voting on any of the proposals brought to a vote at the Annual Meeting will be treated as votes against the particular proposal.


                 BIOGRAPHICAL INFORMATION REGARDING MANAGEMENT



     Set forth below is biographical information for each of Republic's executive officers who is not a nominee for director. Biographical information relating to nominees for director appears below under "Proposal 1 -- Election of Directors."

     GREGORY K. FAIRBANKS, age 42, has served as an Executive Vice President and the Chief Financial Officer of Republic since August 3, 1995. From May 21, 1995 until August 3, 1995, Mr. Fairbanks served as a consultant to Republic. Mr. Fairbanks served as Senior Vice President and the Chief Financial Officer of Blockbuster Entertainment Corporation ("Blockbuster") from June 1992 through September 1994. From September 1994 to May 21, 1995 Mr. Fairbanks was a consultant to Blockbuster Entertainment Group, a division of Viacom Inc. ("Viacom"). He also served as the Treasurer of Blockbuster from March 1993 until September 1994. From October 1980 until he joined Blockbuster in June 1992, Mr. Fairbanks served in a number of finance related capacities for Waste Management International, plc., the latest as Chief Financial Officer (from 1987 through
1992) and Executive Vice President (from 1991 through 1992). Prior to October 1980, Mr. Fairbanks was employed by Arthur Andersen & Co., an international public accounting firm, for approximately four years.



     DONALD E. KOOGLER, age 46, has served as an Executive Vice President and the Chief Operating Officer of Republic since May 1991. From May 1991 until August 3, 1995, Mr. Koogler also served as a Director of Republic. In September 1990, Mr. Koogler founded K & K Investment and Consulting Services and served as its President until May 1991. Mr. Koogler joined Laidlaw Inc. ("Laidlaw") as a Vice President in 1985 and became an Executive Vice President in October 1987. Mr. Koogler also served as a Vice President of Waste Management from 1980 until 1985. Mr. Koogler has been employed in the solid waste industry for over 25 years, in various executive positions.



     J. RONALD CASTELL, age 58, joined Republic as Vice President on August 3, 1995, and was promoted to Senior Vice President on October 2, 1995. From September 1994 until joining Republic, he served as a consultant to Viacom. Prior to that, Mr. Castell was Senior Vice President of Programming and Communications for Blockbuster from August 1991 until September 1994 and was Senior Vice President of Programming and Merchandising from February 1989 until August 1991. From October 1985 to February 1989, he was Vice President of Marketing and Merchandising at Erol's, then a chain of two hundred video stores headquartered in the Washington, D.C. area.


     ROBERT A. GUERIN, age 52, became Senior Vice President of Republic on August 3, 1995. From September 1994 until joining Republic, he served as a consultant to Viacom. Prior to that, Mr. Guerin was Senior Vice President of Domestic franchising for Blockbuster from January 1992 until September 1994, was Senior Vice President of Administration and Development for Blockbuster from October 1989 until December 1991, and was a Vice President of Blockbuster from March 1988 until October 1989. From March 1986 to March 1988, Mr. Guerin served as Vice President and Region Manager of Waste Management of North America, Inc., where he was responsible for operations with over 6,000 employees. From June 1982 to March 1986, he served as President of Wells Fargo Armored Service Corp., a transporter of currency and valuables with over 7,000 employees.


     RICHARD L. HANDLEY, age 49, joined Republic on October 2, 1995 as a Senior Vice President and the General Counsel. From June 1993 until joining Republic, he was a principal of Randolph Management Group, Inc., a management consulting firm specializing in the environmental industry. Prior to that, Mr. Handley was Vice President, Secretary and General Counsel of The Brand Companies, Inc., an environmental services company, from June 1990 until May 1993, Associate General Counsel of Waste Management of North America, Inc. from January 1987 to June 1990, and legal counsel to Waste Management Energy Systems, Inc., a waste-to-energy company, from September 1985 to January 1987, all of which companies were affiliates or subsidiaries of Waste Management Inc., now known as WMX Technologies, Inc. ("Waste Management"). Prior to September 1985, Mr. Handley was a lawyer in private practice in Chicago, Illinois.



     ROBERT J. HENNINGER, JR., age 47, has served as a Senior Vice President of Republic since October 2, 1995. From September 1994 until joining Republic, he served as a consultant to Viacom, and from June 1994 until September 1994, he served as Senior Vice President and Chief Administrative Officer of Blockbuster. Prior to July 1994, Mr. Henninger was employed by Arthur Andersen & Co., an international public accounting firm, for 23 years, and had been Managing Partner of the firm's Fort Lauderdale, Florida office since 1984.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


     Republic's Board of Directors held 10 meetings and took 13 actions by unanimous written consent in lieu of meeting during 1995. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.



     The Board of Directors has established three committees: the Executive Committee (the "Executive Committee"), the Audit Committee (the "Audit Committee") and the Compensation Committee (the "Compensation Committee"). The Executive Committee consisted of Messrs. DeGroote and Burdick until August 3, 1995, and since that date has consisted of Messrs. Huizenga, Hudson and DeGroote. The Executive Committee has full authority to exercise all the powers of the Board of Directors between meetings of the Board of Directors, except as reserved by the Board of Directors. The Executive Committee does not have the power to elect or remove officers, approve a merger of Republic, recommend a sale of substantially all of Republic's assets, recommend a dissolution of Republic, amend Republic's Certificate of Incorporation or By-laws, declare dividends on Republic's outstanding securities, or, except as expressly authorized by the Board of Directors, issue any Common Stock or preferred stock. By action of the Board of Directors on August 3, 1995, the Executive Committee has certain limited authority to approve the issuance of Common Stock in connection with certain types of acquisitions by Republic. The Executive Committee took six actions by unanimous written consent in lieu of meeting during 1995.



     The Audit Committee consisted of Donald E. Koogler, a former director and current executive officer of Republic, and Messrs. Bryan and Burdick until August 3, 1995, and since that date has consisted of Messrs. Bryan, Burdick and DeGroote. The Audit Committee has the power to oversee the retention, performance and compensation of the independent public accountants for Republic, and the establishment and oversight of such systems of internal accounting and auditing control as it deems appropriate. The Audit Committee held one meeting in 1995.



     The Compensation Committee, which was established by the Board of Directors in February 1993, consisted of Messrs. DeGroote and Burdick until August 3, 1995, and from that date until February 12, 1996, consisted of Messrs. Melk, DeGroote and Bryan. On February 12, 1996, Mr. DeGroote resigned from, and Mr. Johnson was appointed to, the Compensation Committee. The Compensation Committee reviews Republic's compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors and officers, and administers Republic's 1991 Stock Option Plan and its 1995 Employee Stock Option Plan. The Compensation Committee held one meeting and took four actions by unanimous written consent in lieu of meeting in 1995.


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following statement made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not otherwise be deemed filed under either of such acts.

     The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and awards of stock options. The Compensation Committee currently consists of Messrs. Melk, Johnson and Bryan, each of whom is an outside director of Republic.

     In determining the compensation of Republic's executive officers, the Compensation Committee takes into account all factors which it considers relevant, including business conditions in general and in Republic's lines of business during the year, Republic's performance during the year in light of such conditions, the market compensation for executives of similar background and experience, and the performance of the specific executive officer under consideration and the business area of Republic for which such executive officer is responsible. The structure of each executive compensation package is weighted towards incentive forms of compensation so that such executive may benefit, along with stockholders of Republic, from an increase in the market value of Republic's Common Stock. The Compensation Committee believes that granting warrants or options provides an additional incentive to executive officers to continue in the service of Republic and gives them an interest similar to stockholders in the success of Republic. Given the performance of Republic and general market conditions in the lines of business in which Republic operates, the compensation program for executive officers in 1995 consisted of various options and warrants, in addition to base salaries and reimbursement of certain costs and expenses.

     To the extent readily determinable, another factor considered by the Compensation Committee when determining compensation is the anticipated tax treatment to Republic and to the executive officer of various payments and benefits. For example, some types of compensation plans and their deductibility by Republic depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Further, interpretation of, and changes in, the tax laws and other factors beyond the Compensation Committee's control also could affect the deductibility of compensation.


     Mr. Huizenga became the Chairman and Chief Executive Officer of Republic on August 3, 1995, replacing Mr. DeGroote. Mr. Huizenga is not paid any cash salary or bonus. On August 3, 1995, the Compensation Committee approved a grant of options to Mr. Huizenga under Republic's 1991 Stock Option Plan to purchase 1,000,000 shares of Common Stock exercisable at a price of $24.75 per share, and on October 27, 1995, the Compensation Committee approved an additional grant of options to Mr. Huizenga under the Employee Option Plan to purchase 500,000 shares of Common Stock exercisable at a price of $20.25 per share (collectively, the "CEO Options"). In recommending these grants to the Board of Directors, the Compensation Committee considered the services to be performed by Mr. Huizenga as Chairman and Chief Executive Officer of Republic, his past business accomplishments, and expected future contribution to Republic. The number of shares subject to the CEO Options was determined to be appropriate based upon the foregoing factors (with equal consideration given to each), in addition to the fact that Mr. Huizenga would not be receiving any cash salary or bonus. The CEO Options vested immediately and are presently exercisable in full.


     The Compensation Committee believes that tying Mr. Huizenga's remuneration to the performance of Republic's Common Stock will enhance the long-term performance and stability of Republic by providing Mr. Huizenga the incentive to bring Republic to substantial levels of profitability in future years. The Compensation Committee believes that the grant of the CEO Options to Mr. Huizenga is a fair compensation structure for his annual services as the Chief Executive Officer of Republic and that the grant of such options to Mr. Huizenga incents him to maximize shareholder value.

                                          Compensation Committee:


                                          John J. Melk, Chairman

                                          J.P. Bryan
                                          George D. Johnson, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee was established by the Board of Directors in February 1993 and Messrs. DeGroote and Burdick were appointed to the Compensation Committee at that time. Mr. DeGroote was the Chairman of the Board, President and Chief Executive Officer of Republic until August 3, 1995. On August 3, 1995, the Board of Directors appointed Mr. DeGroote as its Vice Chairman (a non-officer position), and appointed three of its non-employee directors, Messrs. Melk, DeGroote and Bryan, to the Compensation Committee. Mr. DeGroote resigned from, and Mr. Johnson was appointed to, the Compensation Committee on February 12, 1996.


     Mr. Burdick is the sole shareholder of a professional corporation which is a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. which renders legal services to Republic.

COMPENSATION TABLES

     The following tables set forth information with respect to those persons who (i) served as the Chief Executive Officer during the year ended December 31, 1995, and (ii) were the most highly compensated executive officers of Republic at December 31, 1995 whose total annual salary and bonus exceeded $100,000 for the year (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                                                        ----------------
                                                                                           SECURITIES
                                                                                           UNDERLYING
                                                                                        WARRANTS/OPTIONS
                                                                       OTHER ANNUAL       TO PURCHASE         ALL OTHER
   NAME AND PRINCIPAL POSITION(5)      YEAR      SALARY      BONUS     COMPENSATION       COMMON STOCK       COMPENSATION
- -------------------------------------  ----     --------     -----     ------------     ----------------     ------------
H. Wayne Huizenga....................  1995           --       --              --           1,500,000              --
  (Chairman and Chief                  1994           --       --              --                  --              --
  Executive Officer)(1)                1993           --       --              --                  --              --
Michael G. DeGroote..................  1995           --       --              --              50,000              --
  (Former Chairman, President and      1994           --       --              --                  --              --
  Chief Executive Officer)(2)          1993           --       --              --                  --              --
                                       1995     $112,122       --              --             401,010              --
Harris W. Hudson.....................  1994           --       --              --                  --              --
  (President)(3)                       1993           --       --              --                  --              --
Donald E. Koogler....................  1995     $232,967       --              --             178,642              --
  (Executive Vice President and        1994     $235,425(4)    --              --                  --              --
  Chief Operating Officer)             1993     $228,752       --              --             240,000              --


- ---------------

(1) Mr. Huizenga's employment with Republic began August 3, 1995, and he is not paid any cash salary or bonus.
(2) On August 3, 1995, Mr. DeGroote resigned his position of Chairman, President and Chief Executive Officer and was appointed as Vice Chairman of Republic. Mr. DeGroote did not receive any cash salary or bonus as an officer of Republic.
(3) Mr. Hudson's employment with Republic began August 3, 1995.

(4) Mr. Koogler elected to defer the receipt of 1994 compensation totaling $235,425 until January 1, 1997.


(5) Due to mid-year hirings and resignations, no other executive officer received more than $100,000 in compensation in 1995.

                   OPTION/WARRANT GRANTS IN LAST FISCAL YEAR


                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                              NUMBER OF            % OF TOTAL                                       ANNUAL RATES OF STOCK
                              SECURITIES        OPTIONS/WARRANTS                                     PRICE APPRECIATION
                              UNDERLYING           GRANTED TO                                          FOR OPTION TERM
                           OPTIONS/WARRANTS       EMPLOYEES IN       EXERCISE    EXPIRATION      ---------------------------
          NAME                 GRANTED            FISCAL YEAR         PRICE         DATE             5%              10%
- -------------------------  ----------------     ----------------     --------   ------------     -----------     -----------
H. Wayne Huizenga........      1,000,000              18.2%           $24.75    August 2004      $13,640,000     $33,650,000
  (Chairman and Chief            500,000               9.1%           $20.25    October 2005     $ 6,365,000     $16,150,000
  Executive Officer)
Michael G. DeGroote......         50,000               0.9%           $24.75    August 2005      $   742,000     $ 1,974,500
  (Former Chairman,
  President and Chief
  Executive Officer)
Harris W. Hudson.........        150,000               2.3%           $3.875      May 2002       $   236,627     $   551,442
  (President)                    251,010               4.6%           $24.75    August 2004      $ 3,423,776     $ 8,446,487
Donald E. Koogler........        100,000               1.8%           $3.875      May 2002       $   156,000     $   370,000
  (Executive Vice
    President
  and Chief Operating             78,642               1.4%           $24.75    August 2004      $ 1,072,677     $ 2,646,303
  Officer)


  AGGREGATED OPTION/WARRANT EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                              OPTION/WARRANT VALUE

                                                                   NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                                    OPTIONS/WARRANTS AT               OPTIONS/WARRANTS AT
                                    SHARES                           DECEMBER 31, 1995                 DECEMBER 31, 1995
                                   ACQUIRED        VALUE       -----------------------------     -----------------------------
              NAME                ON EXERCISE     REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- --------------------------------  -----------     --------     -----------     -------------     -----------     -------------
H. Wayne Huizenga...............        --            --        1,500,000              --        $19,312,500               --
  (Chairman and Chief
  Executive Officer)
Michael G. DeGroote.............        --            --          850,000         200,000        $22,268,750      $ 5,425,000
  MGD Holdings, Ltd. (Former
  Chairman, President and
  Chief Executive Officer)
Harris W. Hudson................        --            --               --         401,010                 --      $ 7,692,739
  (President)
Donald E. Koogler...............        --            --          120,000         238,642        $ 3,855,000      $ 6,047,053
  (Executive Vice President and
  Chief Operating Officer)

EXECUTIVE WARRANTS


     In 1991, the Board of Directors approved the issuance of warrants to Mr. Koogler for the purchase of shares of Common Stock at an exercise price based on the market price of Common Stock on the date of issuance (the "Executive Warrants") as compensation for his continued service as an officer of Republic. Mr. Koogler was required to execute a non-competition agreement in connection with the Executive Warrants. The Executive Warrants issued to Mr. Koogler granted him the right to purchase 300,000 shares of Common Stock at an exercise price of $9.00 per share. Mr. Koogler's warrants vested in increments of 20% per year over a five year period with the first 20% (or 60,000 warrants) having vested May 31, 1992. In May 1993, Republic canceled the unvested portion of Mr. Koogler's Executive Warrants (or 240,000 warrants) and re-issued to Mr. Koogler Executive Warrants to purchase 240,000 shares of Common Stock at an exercise price of $4.00 per share. The Executive Warrants granted in 1993 to Mr. Koogler vest in increments of 25% per year over a four year period commencing on May 31, 1993. The Executive Warrants are exercisable, with respect to each portion vested, for a period of four years following such vesting.

1994 NON-EMPLOYEE DIRECTOR WARRANTS

     In May 1994, the Board of Directors of Republic approved the issuance of warrants to purchase 50,000 shares of Common Stock at an exercise price of $2.69 per share to each of Messrs. Bryan and Burdick, each non-employee directors of Republic, as compensation for continuing service on the Board of Directors (the "Non-Employee Director Warrants"). The Non-Employee Director Warrants vest over a five year period in increments of 20%, commencing on May 31, 1995, are exercisable for a period of four years after vesting and terminate on or about the termination of the non-employee director's service as a director of Republic. On August 3, 1995, the Board of Directors approved an amendment to the Non-Employee Director Warrants to accelerate the vesting of all of the Non-Employee Director Warrants and make them immediately exercisable in full. Such amendment to the Non-Employee Director Warrants became effective upon approval of Republic's stockholders, which was obtained on November 28, 1995.

CONSULTING AGREEMENTS

     On May 21, 1995, Republic entered into consulting agreements with Messrs. Hudson and Fairbanks pursuant to which such individuals provided consulting services to Republic (the "Consulting Agreements"). In connection therewith, Republic granted each of Messrs. Hudson and Fairbanks options to purchase 150,000 and 100,000 shares of Common Stock, respectively, at an exercise price of $3.875 per share, under Republic's 1991 Stock Option Plan. These options vest at a rate of one-third per year over a three-year period from the date of grant. On August 3, 1995, upon being appointed officers of Republic, the Board of Directors terminated the Consulting Agreements and amended the stock option grants to allow Messrs. Hudson and Fairbanks' options to continue to vest through their tenure of service as employees of Republic.

CHIEF EXECUTIVE OFFICER OPTIONS

     On August 3, 1995, the Compensation Committee of the Board of Directors approved a grant of options under Republic's 1991 Stock Option Plan to purchase 1,000,000 shares of Common Stock exercisable at a price of $24.75 per share, and on October 27, 1995, the Compensation Committee approved an additional grant of options under the Employee Option Plan to purchase 500,000 shares of Common Stock exercisable at $20.25 per share, to Mr. Huizenga for his services to be performed as Chairman and Chief Executive Officer of Republic. The CEO Options vested immediately and are presently exercisable in full. Mr. Huizenga will not be paid any cash salary or bonuses for his services to Republic, given his substantial ownership position in Republic. Accordingly, any benefit realized by Mr. Huizenga from his compensation arrangement will be derived solely from increases in the value of the Common Stock of Republic, giving him an additional incentive in the success of Republic.

NON-EMPLOYEE DIRECTOR STOCK OPTIONS


     On August 3, 1995, the Board of Directors approved amendments to the 1995 Non-Employee Director Stock Option Plan of Republic (the "Director Plan") principally to provide for an automatic grant of an option to purchase 50,000 shares of Common Stock to each member of the Board of Directors who becomes or joins the Board as a non-employee director, and to further provide an additional automatic grant of an option to purchase 10,000 shares of Common Stock on the first day of each fiscal year thereafter to each non-employee director continuing to serve on the Board at such dates. All options granted under the Director Plan, as amended, will be fully vested and immediately exercisable. Under the Director Plan, as amended, each automatic grant of options to a non-employee director remains exercisable for a term of ten years from the grant date so long as such Director remains a member of the Board, and are exercisable at a price per share equal to the market value of a share of Common Stock on Nasdaq as of the date it was automatically granted. In accordance with the Director Plan, as amended, on August 3, 1995, Messrs. DeGroote and Melk each received an automatic grant of options to purchase 50,000 shares of Common Stock at an exercise price of $24.75 per share, on November 27, 1995, Mr. Johnson received an automatic grant of an option to purchase 50,000 shares of Common Stock at an exercise price of $24.50 per share, and on January 2, 1996, Messrs. Bryan, Burdick, DeGroote, Johnson and Melk each received an automatic grant of options to purchase 10,000 shares of Common Stock at an exercise price of $36.125 per share. The amendments to the

Director Plan, and the automatic grants made thereunder to Messrs. DeGroote, Melk and Johnson became effective upon approval of Republic's stockholders, which was obtained on November 28, 1995.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a summary of certain agreements and transactions between or among Republic and certain related parties. It is Republic's policy to enter into transactions with related parties on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based on Republic's experience in the waste industry and the terms of its transactions with unaffiliated parties, it is Republic's belief that all of the transactions described below involving Republic met that standard at the time such transactions were effected.

MANAGEMENT AGREEMENT AND MANAGEMENT WARRANTS


     In June 1991, Republic entered into a management agreement (the "Management Agreement") with MGD Holdings Ltd. ("MGD Holdings") in which MGD Holdings provides executive, operational and management services to Republic. Warrants dated as of June 7, 1991, to purchase 1,150,000 shares of Common Stock were issued by Republic to MGD Holdings at an exercise price of $9.00 per share (the "Management Warrants") for services to be rendered pursuant to the Management Agreement. In 1992, Management Warrants to purchase 150,000 shares of Common Stock were assigned by MGD Holdings to a former employee of MGD Holdings who is currently an unrelated third party. The Management Warrants vest at the rate of 20% per year over a five year period. Currently, of the Management Warrants retained by MGD Holdings, Management Warrants to purchase 800,000 shares of Common Stock have vested. The Management Warrants are exercisable, with respect to each portion vested, for a period of four years following such vesting. On March 11, 1996, MGD Holdings exercised certain of such vested Management Warrants to purchase 200,000 shares of Common Stock. The Management Agreement may be terminated by either party under certain circumstances. Mr. Huizenga, Republic's Chairman and Chief Executive Officer since August 3, 1995, has the authority to cause Republic to terminate the Management Agreement. In the event of termination of the Management Agreement by Republic, the holder will become vested in all remaining Management Warrants; however, in the event of termination by MGD Holdings, the holder will forfeit all remaining unvested Management Warrants. The Management Warrants also fully vest in the event of the death or incapacity of Mr. DeGroote, the President and sole stockholder of MGD Holdings, or the loss of effective control of Republic by MGD Holdings.


TRANSACTIONS AND OTHER EVENTS

     Until November 1, 1995, Mr. Hudson indirectly owned 5 parcels of real property in various locations in Florida which were leased to various subsidiaries of Hudson Management Corporation ("HMC"), a subsidiary of Republic since August 3, 1995. Such leases were entered into several years prior to the August 3, 1995 acquisition of HMC by Republic. Total lease payments aggregated approximately $27,000 per month. In October 1995, Republic commissioned independent appraisals of each parcel. On October 27, 1995, Republic's Board of Directors, absent Mr. Hudson, reviewed the resulting appraisal reports and considered the alternatives available to Republic, including purchasing one or more of the appraised parcels indirectly from Mr. Hudson at their appraised value, continuing to lease one or more of such parcels indirectly from Mr. Hudson or obtaining alternative parcels. Following such review, the Board of Directors, absent Mr. Hudson, and with Mr. Huizenga abstaining, approved the purchase of all 5 parcels for an aggregate cash purchase price of $3.295 million, less debt assumed, which was the aggregate appraised value of such parcels.

     After August 3, 1995, Republic began making payments to Huizenga Holdings, Inc. ("Holdings"), a corporation owned by Mr. Huizenga, for the business use of certain aircraft owned by Holdings. In 1995, Republic made payments to Holdings totaling $417,447 for the business use of such aircraft. Also in 1995, Holdings made payments to Republic totalling $72,270 for the business use of certain aircraft owned by Republic. Republic believes that the terms of its use of the aircraft are more favorable to Republic than it could have obtained from an unaffiliated party and expects to continue to use the aircraft on such terms in the future.


     On March 29, 1996, Republic announced that it had entered negotiations with AutoNation, Inc. ("AutoNation") regarding a possible transaction in which Republic would acquire AutoNation, a privately-owned corporation which is developing megastores for the sale of reconditioned vehicles, for approximately $250 million. It is contemplated that Republic would issue approximately 8.7 million shares of Common Stock in connection with the transaction. Mr. Huizenga is Chairman of the Board of AutoNation, and Messrs. Huizenga, Hudson, Melk, Johnson, Fairbanks, Castell, Guerin and Henninger each have an ownership interest in AutoNation. Consummation of the transaction is subject to, among other things: (i) such approvals as a special committee of disinterested directors of Republic's Board of Directors shall deem to be necessary; (ii) receipt by such committee of an opinion from its financial advisor that such transaction is fair to all of Republic's stockholders from a financial point of view; (iii) negotiation and execution of a definitive agreement; (iv) approval of a majority of Republic's stockholders at a special meeting of stockholders, for which proxies will be solicited at a later date; and (v) other customary conditions, including regulatory approvals.


ADDITIONAL INFORMATION


     Based solely upon a review of (1) Forms 3 and 4 and amendments thereto furnished to Republic pursuant to Rule 16a-3(e) under the Exchange Act, during Republic's fiscal year ended December 31, 1995, (2) any Forms 5 and amendments thereto furnished to Republic with respect to its most recent fiscal year, and
(3) any written representations referred to in subparagraph (b)(2)(i) of Item 405 of Regulation S-K, except as set forth below, no person who at any time during the fiscal year ended December 31, 1995 was a director, officer or, to the knowledge of Republic, a beneficial owner of more than 10% of any class of equity securities of Republic registered pursuant to Section 12 of the Exchange Act failed to file on a timely basis, as disclosed in Forms 3, 4 and 5, reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1995, other than a de minimis purchase in September 1995 for an Individual Retirement Account of Robert A. Guerin, a Senior Vice President of Republic, which was reported on the Form 5 filed by Mr. Guerin in February 1996.


STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following performance graph compares the performance of Republic's Common Stock to the S&P 500 Index and to the Russell 3000 Pollution Control Group Index for the five years ended December 31, 1995. The graph assumes that the value of the investment in Republic's Common Stock and in each index was $100 at December 31, 1990, and that all dividends were reinvested.

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1990

                                   [GRAPH]


                                 REPUBLIC IN-                    RUSSELL 3000
      MEASUREMENT PERIOD           DUSTRIES,                      -POLLUTION
    (FISCAL YEAR COVERED)            INC.           S&P 500         CONTROL
1990                                       100             100             100
1991                                       180             130             118
1992                                        78             140             114
1993                                        50             155              88
1994                                        59             157              86
1995                                       636             215             109

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information as of March 31, 1996, with respect to the beneficial ownership of Common Stock by (1) each stockholder of Republic who is known by Republic to be a beneficial owner of more than 5% of the Common Stock outstanding, (2) each current director of Republic or former director of Republic who served as a director during 1995, (3) each executive officer of Republic named in the Summary Compensation Table appearing herein on page 5, and (4) all current directors and executive officers of Republic as a group. Share amounts and percentages shown for each entity, individual or group in the table are adjusted to give effect to shares of Common Stock that are not outstanding but may be acquired by a person upon exercise of all options and warrants exercisable by such entity, individual or group within 60 days of March 31, 1996. However, such shares of Common Stock are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.



                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                           NAME AND ADDRESS                             ----------------------
                         OF BENEFICIAL OWNER                              NUMBER       PERCENT
- ----------------------------------------------------------------------  ----------     -------
H. Wayne Huizenga(1)..................................................  14,498,720       15.6%
  200 South Andrews Avenue
  Fort Lauderdale, Florida 33301
MGD Holdings Ltd.(2)..................................................  10,700,000       12.8%
  Victoria Hall
  11 Victoria Street
  P.O. Box HM 1065
  Hamilton, HMEX Bermuda
Westbury (Bermuda) Ltd.(3)............................................   4,050,000        4.7%
  Victoria Hall 11 Victoria Street
  P.O. Box HM 1065
  Hamilton, HMEX Bermuda
Michael G. DeGroote(4)................................................  14,810,000       17.1%
  Victoria Hall
  11 Victoria Street
  P.O. Box HM 1065
  Hamilton, HMEX Bermuda
Harris W. Hudson(5)...................................................   9,850,000       12.6%
  200 East Las Olas Boulevard, Suite 1400
  Fort Lauderdale, Florida 33301
Gregory K. Fairbanks(6)...............................................     334,000          *
  200 East Las Olas Boulevard, Suite 1400
  Fort Lauderdale, Florida 33301
Donald E. Koogler(7)..................................................     214,000          *
  200 East Las Olas Boulevard, Suite 1400
  Fort Lauderdale, Florida 33301
J.P. Bryan(8).........................................................      75,000          *
  401 9th Avenue, S.W.
  Calgary, Alberta, Canada T2P2H7
Rick L. Burdick(9)....................................................      60,000          *
  1900 Pennzoil Place -- South Tower
  711 Louisiana Street
  Houston, TX 77002

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                           NAME AND ADDRESS                             ----------------------
                         OF BENEFICIAL OWNER                              NUMBER       PERCENT
- ----------------------------------------------------------------------  ----------     -------
John J. Melk(10)......................................................   1,920,000        2.3%
  676 North Michigan Ave., Suite 4000
  Chicago, Illinois 60611
George D. Johnson, Jr.(11)............................................     460,000          *
  500 East Broward Blvd., Suite 950
  Fort Lauderdale, FL 33394
All directors and executive officers as a group (13 persons)..........  42,822,340       43.5%


- ---------------

  *  Less than 1 percent
 (1) The aggregate amount of Common Stock beneficially owned by Mr. Huizenga consists of (a) 4,498,720 shares owned directly by him, (b) 500,000 shares owned by his wife, (c) presently exercisable warrants to purchase 4,000,000, 2,000,000 and 2,000,000 shares of Common Stock at exercise prices of $4.50, $5.50 and $7.00 per share, respectively, and (d) vested options to purchase 1,000,000 and 500,000 shares of Common Stock at exercise prices of $24.75 and $20.25 per share, respectively. Mr. Huizenga disclaims beneficial ownership of the shares owned by his wife.

 (2) The aggregate amount of Common Stock beneficially owned by MGD Holdings, a Bermuda corporation controlled by Mr. DeGroote, consists of 10,100,000 shares directly owned by MGD Holdings. MGD Holdings also owns fully-vested Management Warrants to purchase up to 600,000 shares of Common Stock at an exercise price of $9.00 per share.

 (3) The aggregate amount of Common Stock beneficially owned by Westbury (Bermuda) Ltd., a Bermuda corporation controlled by Mr. DeGroote ("Westbury"), consists of 1,350,000 shares owned directly by it and presently exercisable warrants to purchase 1,350,000, 675,000 and 675,000 shares of Common Stock at exercise prices of $4.50, $5.50 and $7.00 per share, respectively.
 (4) The aggregate amount of Common Stock beneficially owned by Mr. DeGroote consists of the shares beneficially owned by MGD Holdings and Westbury, and vested options to purchase 50,000 and 10,000 shares of Common Stock at exercise prices of $24.75 and $36.125 per share, respectively. Mr. DeGroote is the sole stockholder, the President and a director of MGD Holdings and Westbury.

 (5) The aggregate amount of Common Stock beneficially owned by Mr. Hudson consists of 8,600,000 shares owned directly by him, presently exercisable warrants to purchase 600,000, 300,000 and 300,000 shares of Common Stock at exercise prices of $4.50, $5.50 and $7.00 per share, respectively, and options exercisable within 60 days of March 31, 1996, to purchase 50,000 shares of Common Stock at an exercise price of $3.875 per share.


 (6) The aggregate amount of Common Stock beneficially owned by Mr. Fairbanks consists of 100,000 shares owned by Mr. Fairbanks and his wife as tenants by the entireties, 200,000 owned by Mr. Fairbanks individually and options exercisable within 60 days of March 31, 1996 to purchase 34,000 shares of Common Stock at an exercise price of $3.875 per share.


 (7) The aggregate amount of Common Stock beneficially owned by Mr. Koogler consists of presently exercisable Executive Warrants to purchase 120,000 shares of Common Stock at an exercise price of $4.00 per share, Executive Warrants exercisable within 60 days of March 31, 1996 to purchase 60,000 shares of Common Stock at an exercise price of $4.00 per share and options exercisable within 60 days of March 31, 1996 to purchase 34,000 shares of Common Stock at an exercise price of $3.875 per share.


 (8) The aggregate amount of Common Stock beneficially owned by Mr. Bryan consists of presently exercisable warrants to purchase 40,000 shares of Common Stock at an exercise price of $2.69 per share and vested options to purchase 10,000 and 25,000 shares of Common Stock at exercise prices of $36.125 and $10.25 per share, respectively.

 (9) The aggregate amount of Common Stock beneficially owned by Mr. Burdick consists of presently exercisable warrants to purchase 50,000 shares of Common Stock at an exercise price of $2.69 per share, and vested options to purchase 10,000 shares of Common Stock at an exercise price of $36.125 per share.

(10) The aggregate amount of Common Stock beneficially owned by Mr. Melk consists of (a) 800,001 shares owned by JJM Republic Limited Partnership, of which Mr. Melk is the general partner and his three adult children are limited partners, (b) 799,999 shares owned by JLM Republic Limited Partnership, of which Mr. Melk's wife is the general partner and his three adult children are limited partners, (c) vested warrants to purchase 100,000, 50,000 and 50,000 shares of Common Stock at exercise prices of $4.50, $5.50 and $7.00 per share, respectively, (d) vested options to purchase 50,000 and 10,000 shares of Common Stock at exercise prices of $24.75 and $36.125 per share, respectively, and (e) 60,000 shares owned by his wife. Mr. Melk disclaims beneficial ownership of the 799,999 shares owned by JLM Republic Limited Partnership and of the 60,000 shares owned by his wife.

(11) The aggregate amount of Common Stock beneficially owned by Mr. Johnson consists of (a) 200,000 shares of Common Stock owned directly by him, (b) presently exercisable warrants to purchase 100,000, 50,000 and 50,000 shares of Common Stock at exercise prices of $4.50, $5.50 and $7.00 per share, respectively, and (c) vested options to purchase 50,000 and 10,000 shares of Common Stock at exercise prices of $24.50 and $36.125 per share, respectively.


CHANGE OF CONTROL


     At the beginning of Republic's last fiscal year, Mr. DeGroote, then Republic's Chairman, President and Chief Executive Officer, directly and indirectly beneficially owned approximately 44% of the then outstanding Common Stock. On August 3, 1995, Messrs. Huizenga, Hudson, DeGroote (through Westbury), and Melk, acquired direct and indirect beneficial ownership of a controlling percentage of the outstanding Common Stock through various transactions which were approved by Republic's stockholders at a special meeting of stockholders held on August 3, 1995. Although there is no agreement among any of Messrs. Huizenga, Hudson, DeGroote or Melk to vote together on any matters submitted to a vote of Republic's stockholders, if Messrs. Huizenga, Hudson, DeGroote and Melk vote together, they have the ability effectively to control the outcome of most matters submitted to a vote of Republic's stockholders.


     The transactions which resulted in this change of control (the "Combination") consisted of (i) the issuance and sale on August 3, 1995 by Republic of, in the aggregate, 10,350,000 shares of Common Stock and warrants to purchase an additional 16,700,000 shares of Common Stock to Messrs. Huizenga, Hudson, DeGroote (through Westbury), and Melk, and their respective assigns, for an aggregate purchase price of $64,075,000 pursuant to certain stock purchase agreements, and (ii) the issuance on August 3, 1995 by Republic of 8,000,000 shares of Common Stock to Mr. Hudson in exchange for all of the outstanding shares of common stock of Hudson Management Corporation and Envirocycle, Inc. pursuant to certain merger agreements.

     The following changes in the composition of Republic's Board of Directors were made on August 3, 1995 in connection with and upon consummation of the
Combination: Donald E. Koogler resigned from the Board of Directors, creating a vacancy; the Board of Directors was enlarged to six members; and Messrs. Huizenga, Hudson and Melk were nominated and elected to fill these vacancies and serve on the Board of Directors. On November 27, 1995, the Board of Directors was enlarged to seven members and George D. Johnson, Jr. was elected to fill the vacancy. In addition, in connection with and upon consummation of the Combination, the Board of Directors appointed Mr. Huizenga as the Chairman of the Board and Chief Executive Officer of Republic, Mr. DeGroote as the Vice Chairman of Republic, Mr. Hudson as the President of Republic, and Gregory K. Fairbanks, a business associate of Mr. Huizenga, as an Executive Vice President and Chief Financial Officer of Republic.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

     Through corporate action by written consent without a meeting on November 28, 1995, the holders of a majority of Common Stock approved an amendment to the Certificate of Incorporation to establish annual terms of office for all members of Republic's Board of Directors, in place of the then-existing staggered terms of office.


     The Board of Directors currently consists of seven members. The persons named below have been designated by the Board of Directors as nominees for election as Directors, for a term expiring at the Annual Meeting of Stockholders in 1997. All nominees are currently serving as Directors. Directors are elected by the affirmative vote of a majority of the total shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon at the Annual Meeting. It is the intention of the persons named in the enclosed form of proxy to vote the proxies received by them for the election of the nominees named below, unless authorization to do so is withheld. If prior to the Annual Meeting any nominee should become unavailable for election, an event which is not anticipated by the Board of Directors, the proxies will be voted for the election of such substitute nominee as the Board of Directors may propose.



     Set forth below is biographical information for each individual nominated as a Director.


NOMINEES FOR DIRECTOR


     H. WAYNE HUIZENGA, age 58, has served as the Chairman of the Board and Chief Executive Officer of Republic since August 3, 1995. Mr. Huizenga served as the Vice Chairman of Viacom, a diversified entertainment and communications company, from September 1994 until October 1995. Mr. Huizenga also served as the Chairman of the Board of Blockbuster Entertainment Group, a division of Viacom, from September 1994 until October 1995. From April 1987 through September 1994, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster, during which time he helped build Blockbuster into the world's largest video and music retailer. In September 1994, Blockbuster merged into Viacom. Mr. Huizenga also served as the President of Blockbuster from April 1987 to June 1988. Mr. Huizenga also co-founded Waste Management, the world's largest integrated environmental services company, in 1971 and served in various capacities, including the President, the Chief Operating Officer and a Director from its inception until 1984. Mr. Huizenga also owns or controls the Miami Dolphins, Florida Marlins and Florida Panthers professional sports franchises, as well as Joe Robbie Stadium, in South Florida. In addition, since August 1995, Mr. Huizenga has served as the Chairman of the Board of Extended Stay America, Inc., an economy extended-stay lodging chain ("ESA").



     MICHAEL G. DEGROOTE, age 62, has served as the Vice Chairman of Republic since August 3, 1995. Mr. DeGroote had served as the Chief Executive Officer of Republic since May 1991, and had served as Senior Chairman of the Board of Republic from May 1991 to August 1991. He served as Chairman of the Board and President of Republic from August 1991 until August 3, 1995. Since its spin-off from Republic in April 1995, Mr. DeGroote has served as Chairman of the Board, President and Chief Executive Officer of Republic Environmental Systems, Inc. ("RESI"), a hazardous waste services company. Mr. DeGroote owned a controlling interest in Laidlaw from 1959 until he sold his interest in 1988. Laidlaw is the third largest waste service company in North America and the largest operator of school buses with over 28,000 vehicles. Mr. DeGroote served as the Chairman of the Board and Chief Executive Officer of Laidlaw from 1959 until June 1990, when he resigned from those positions to pursue personal business interests. Mr. DeGroote has served as a Director of Gulf Canada Resources Ltd. ("Gulf Canada") since May 1995 and as a Director of RESI since April 1995.



     HARRIS W. HUDSON, age 53, has served as the President and a Director of Republic since August 3, 1995. From May 21, 1995 until August 3, 1995, Mr. Hudson had served as a consultant to Republic. Mr. Hudson founded and since its inception in 1983 has served as Chairman of the Board, Chief Executive Officer and President of Hudson Management Corporation, which was acquired by Republic on August 3, 1995. From

1964 to 1982, Mr. Hudson served as Vice President of Waste Management of Florida, Inc., a subsidiary of Waste Management.



     J.P. BRYAN, age 56, has served as a Director of Republic since May 1991 and also was a Director of Republic from August 1990 until March 1991. Since January 1995, Mr. Bryan has served as President and Chief Executive Officer of Gulf Canada, which is engaged in oil and gas exploration and production. Since 1981, Mr. Bryan has served as the Chairman of the Board and Chief Executive Officer of Torch Energy Advisors Inc., a subsidiary of Torchmark Corporation, engaged in the management of institutional holdings in energy-related fields and has, since March 1990, held the same positions with Nuevo Energy Company, a company involved in the oil and gas industry. Mr. Bryan also currently serves on the Board of Directors of Bellweather Exploration Company, an oil and gas exploration company.



     RICK L. BURDICK, age 44, has been a Director of Republic since May 1991. Mr. Burdick is the sole shareholder of a professional corporation which is a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a limited liability partnership including professional corporations. Since June 1995, Mr. Burdick has served as a Director of J. Ray McDermott, S.A.



     GEORGE D. JOHNSON, JR., age 53, has served as a Director of Republic since November 27, 1995. Mr. Johnson presently is President, Chief Executive Officer and a Director of ESA. From August 1993 until January 1995, Mr. Johnson served in various executive positions with Blockbuster Entertainment Group and, prior to its merger with Viacom, with Blockbuster, including as President of the Consumer Products Division, and also as a Director of Blockbuster. From July 1987 until August 1993, Mr. Johnson was the managing general partner of WJB Video Limited Partnership, which became the largest Blockbuster franchisee with over 200 video stores prior to its merger with Blockbuster in August 1993. He is also a Director of Duke Power Company and of Viacom.



     JOHN J. MELK, age 59, has served as a Director of Republic since August 3, 1995. Mr. Melk has been Chairman and Chief Executive Officer of H(')0 Plus Inc., a bath and skin care product manufacturer and retail distributor, since 1988. Mr. Melk has been a private investor in various businesses since March 1984 and prior to March 1984, he held various positions with Waste Management and its subsidiaries, including President of Waste Management International, plc., a subsidiary of Waste Management. Mr. Melk also serves as a Director of Psychemedics Corporation. From February 1987 until March 1989 and from May 1993 until September 1994, Mr. Melk served as a Director of Blockbuster. He also served as the Vice Chairman of Blockbuster from February 1987 until March 1989.



     Mr. Hudson is married to Mr. Huizenga's sister. Otherwise, there is no family relationship between any of the Directors of Republic.


     MANAGEMENT UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                  PROPOSAL 2.

         APPROVAL OF PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION


     By resolution adopted on February 12, 1996, the Board of Directors proposed the adoption by Republic's stockholders of an amendment to Republic's First Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") pursuant to which the number of authorized shares of Common Stock would be increased from 350,000,000 shares to 500,000,000 shares, and the Board of Directors directed that the proposed amendment be submitted to a vote of the stockholders at the Annual Meeting. If the proposed amendment is approved, the newly authorized shares of Common Stock will have voting and other rights identical to the currently authorized shares of Common Stock. Furthermore, if the proposed amendment is approved, the Certificate of Incorporation will be amended and restated to reflect the amendment. The proposed Second Amendment and Restated Certificate of Incorporation is attached hereto as Appendix A.



     Of the 350,000,000 currently authorized shares of Common Stock, as of March 31, 1996, 83,224,206 shares were issued and outstanding and an additional 23,838,165 were reserved for issuance in connection with outstanding options and warrants. The Board of Directors has also reserved for issuance an additional 1,117,985 and 800,000 shares of Common Stock issuable upon the exercise of options which may be granted under the Employee Option Plan and the Director Plan, respectively. Although presently authorized shares are sufficient to meet all present requirements, the Board of Directors believes that it is desirable that Republic have the flexibility to issue a substantial number of shares of Common Stock without further stockholder action unless required by applicable law or regulation. The availability of additional shares will enhance Republic's flexibility in connection with possible future actions, such as corporate mergers, acquisitions of property, stock dividends, stock splits, and employee benefit programs. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.



     The Board of Directors does not intend to seek further stockholder approval prior to the issuance of any additional shares in future transactions unless required by law, the Certificate of Incorporation or the rules of any stock exchange upon which the stock may be listed, or unless Republic deems it advisable to do so to qualify an employee benefit plan in accordance with Rule 16b-3 under the Exchange Act. Further, the Board of Directors does not intend to issue any Common Stock to be authorized under the proposed amendment to the Certificate of Incorporation except upon the terms the Board of Directors deems to be in the best interests of Republic and its stockholders. The issuance of additional Common Stock without further stockholder approval may, among other things, have a dilutive effect on earnings per share and on the equity of the present holders of Common Stock and their voting rights. Holders of Common Stock have no preemptive rights. The availability for issuance of additional shares of Common Stock also could have the effect of rendering more difficult or discouraging an attempt to obtain control of Republic. For example, the issuance of shares of Common Stock (within the limits imposed by applicable law and the rules of any exchange upon which Common Stock is listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of Republic. The additional shares also could be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of the stockholders. Republic is not aware of any efforts to obtain control of Republic.


REQUIRED VOTE AND BOARD RECOMMENDATION

     The proposed amendment to the Certificate of Incorporation is subject to approval by the affirmative vote of the holders of a majority of the total shares of Common Stock outstanding on the Record Date and entitled to vote thereon at the Annual Meeting.

     MANAGEMENT UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                  PROPOSAL 3.

                APPROVAL OF PROPOSED AMENDMENT TO 1995 EMPLOYEE
                               STOCK OPTION PLAN


     On February 12, 1996, the Board of Directors proposed, subject to stockholder approval at the Annual Meeting, an amendment to Republic's 1995 Employee Stock Option Plan (the "Employee Option Plan"). The purpose of the amendment is to increase the number of shares of Common Stock which are eligible for issuance under the Employee Option Plan from 4,000,000 shares to 10,000,000 shares. A copy of the proposed Amended and Restated 1995 Employee Stock Option Plan is attached hereto as Appendix B.


DESCRIPTION OF THE CURRENT EMPLOYEE OPTION PLAN

     GENERAL. The Compensation Committee administers the Employee Option Plan and may grant options (the "Employee Options") to any employees of Republic pursuant to the terms of the Employee Option Plan. The total number of shares of Common Stock issuable under the Employee Option Plan currently may not exceed 4,000,000 shares. In the event any change is made to the Common Stock issuable under the Employee Option Plan (by reason of any stock split, stock dividend, combination of shares, merger, consolidation, reorganization or other change in the capitalization of Republic), an appropriate adjustment would be made as necessary to reflect/adjust (i) the aggregate number of shares of Common Stock and/or the kind of securities available for issuance under the Employee Option Plan, (ii) the number of shares of Common Stock and/or the kind of securities to be made the subject of each subsequent grant, (iii) the exercise price and (iv) the number of shares of Common Stock and/or the kind of securities available for purchase under each outstanding Employee Option and the exercise price payable per share so that no dilution or enlargement of benefits will occur under such Employee Options.


     PRICE; EXERCISABILITY. The exercise price of Employee Options is determined by the Compensation Committee, but in no event shall be less than 100% of the fair market value of the Common Stock at the time the Employee Option is granted. Generally, the Employee Options will be for a term of not less than five nor more than ten years from the date of grant, and will vest in increments of 25% per year over a four year period on the yearly anniversary of the grant date. The Compensation Committee, in its discretion, may provide at the date of grant for another vesting schedule, termination date or other limitations or conditions as the Compensation Committee deems necessary or appropriate. Further, the Compensation Committee may accelerate the exercisability of any Employee Option subject to such terms and conditions as the Compensation Committee deems necessary and appropriate. In addition, the Compensation Committee may, at any time prior to the expiration or termination of outstanding Employee Options, extend the term of such Employee Options for an additional period as it shall, in its discretion, determine appropriate (but only insofar as the aggregate term of any Employee Option does not exceed ten years).


     CHANGE OF CONTROL. In the event of a Change of Control (as defined below), all outstanding Employee Options become immediately exercisable. During the period of thirty (30) days after such Change of Control, each holder of Employee Options who is an officer or director of Republic shall have the right to require Republic to purchase from him or her any Employee Options granted under the Employee Option Plan at a price equal to the product of (i) the difference of (A) the fair market value per share of Common Stock minus (B) the exercise price of the Employee Options multiplied by (ii) the number of Employee Options specified by such holder for purchase by Republic. A "Change of Control" is deemed to occur if any person (a) acquires direct or indirect beneficial ownership of at least 50% of the issued and outstanding Common Stock of Republic or (b) has the power (whether such power arises as a result of the ownership of capital stock, by contract or otherwise) or ability to elect or cause the election of directors which, at the time of such election, constitute a majority of the board of directors of Republic.

     ASSIGNABILITY. Employee Options are not assignable or transferable other than by will or the laws of descent and distribution, or by a qualified domestic relations order, and, during the optionee's lifetime, the Employee Option may be exercised only by such optionee.

     AMENDMENTS. The Board of Directors may amend or discontinue the Employee Option Plan at any time, provided that no such amendment may be made without the requisite approval of the stockholders of Republic if stockholder approval is required as a condition to the Employee Option Plan continuing to comply with the provisions of Rule 16b-3 under the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").



     TERMINATION. Employee Options terminate five business days after termination of employment by Republic if the optionee's employment is terminated for any reason other than death, disability or retirement. The Compensation Committee, in its sole discretion, may permit outstanding Employee Options to be exercised for a period after termination of employment but in no event after the expiration date of the Employee Options. In the event of the optionee's death, disability or retirement, the optionee or, if he is not living, the personal representative or guardian of the optionee or the optionee's estate, or the person inheriting the Employee Option, will have three years (or such longer period as the Compensation Committee may prescribe) after the date of the optionee's death, disability or retirement to exercise the Employee Options in full. Under no circumstances, however, may the Employee Option be exercised after the termination date of the Employee Option. If any Employee Option granted under the Employee Option Plan expires or is terminated or canceled unexercised as to any shares of Common Stock, such released shares may again be optioned (including a grant in substitution for canceled Employee Options).


                      EMPLOYEE OPTION PLAN OPTIONS GRANTED


     The following table sets forth certain information with respect to options granted under the Employee Option Plan as of March 31, 1996:



               NAME AND POSITION                  EXERCISE PRICE($)   NUMBER OF OPTIONS GRANTED
- ------------------------------------------------  -----------------   -------------------------
H. Wayne Huizenga, Chairman of the Board and
  Chief Executive Officer (nominee for
  director).....................................            $20.25                 500,000
Michael G. DeGroote, Former Chairman, President
  and Chief Executive Officer and current Vice
  Chairman of the Board (nominee for
  director).....................................                --                      --
Harris W. Hudson, President and Director
  (nominee for director)........................                --                      --
Donald E. Koogler, Executive Vice President and
  Chief Operating Officer.......................                --                      --
J.P. Bryan, Director (nominee for director).....                --                      --
Rick L. Burdick, Director (nominee for
  director).....................................                --                      --
John J. Melk, Director (nominee for director)...                --                      --
George D. Johnson, Jr., Director
  (nominee for director)........................                --                      --
All current executive officers as a group.......   $20.25 -$23.125                 576,892
All current directors who are not executive
  officers
  as a group (5 persons)........................    Not Applicable          Not Applicable
All employees as a group (including all current
  officers who are not executive officers)......    $20.376-$31.00               2,039,896
All associates of any director, executive
  officer
  or nominee....................................                --                      --


FEDERAL INCOME TAX ASPECTS

     The Employee Options do not constitute incentive stock options, within the meaning of section 422(b) of the Code. As a general rule, no federal income tax is imposed on the holder of options upon the issuance of options such as the Employee Options and Republic is not entitled to a tax deduction by reason of such issuance. Generally, upon the exercise of options such as the Employee Options, the holder of the options will be treated as receiving compensation taxable as ordinary income in the year of exercise, which in the case of an option, is an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the options. Upon the exercise of options such as the Employee Options, Republic may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the holder of the options, assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of options such as Employee Options, the difference between the amount realized on the disposition and the basis of the stock (exercise price plus any ordinary income recognized) should qualify as long-term or short-term capital gain, depending on the holding period.

PROPOSED AMENDMENT TO THE EMPLOYEE OPTION PLAN


     The only change to be effected by the proposed amendment to the Employee Option Plan is to increase the number of shares of Common Stock eligible for issuance thereunder from the current limit of 4,000,000 shares to 10,000,000 shares. The Employee Option Plan will remain the same in all other respects, other than certain changes to reflect the change of Republic's name effected in November 1995.


REQUIRED VOTE AND BOARD RECOMMENDATION

     The proposed amendment to the Employee Option Plan is subject to approval by the affirmative vote of the holders of a majority of the total shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon at the Annual Meeting. If the proposed amendment to the Employee Option Plan is so approved, it will be effective as of the date of its adoption by the Board of Directors.

     The Board of Directors believes that the adoption of the proposed amendment to the Employee Option Plan is an essential element of Republic's existing and ongoing compensation policy.

     MANAGEMENT UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE EMPLOYEE OPTION PLAN AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                  PROPOSAL 4.

                   RATIFICATION, CONFIRMATION AND APPROVAL OF
        EXECUTIVE WARRANTS TO APPROVE PERFORMANCE-BASED GOALS THEREUNDER

HISTORY


     In 1993, the Code was amended by adding Section 162(m). Section 162(m) generally precludes a corporation from taking a tax deduction for individual compensation in excess of $1 million to certain of its highest paid executives. There are certain exceptions to this limitation; specifically for compensation that meets performance-based criteria as defined in Section 162(m) if the material terms of such compensation are approved by the corporation's stockholders. The Board of Directors is seeking stockholder ratification, confirmation and approval of previously issued Executive Warrants described below in order to ensure that Republic is able to fully deduct executive compensation generated as a result of such Executive Warrants.


EXECUTIVE WARRANTS


     In 1991, the Board of Directors approved the issuance of the Executive Warrants to Mr. Koogler for the purchase of shares of Common Stock at an exercise price based on the market price of Common Stock on the date of issuance as compensation for his continued service as an officer of Republic. Mr. Koogler was required to execute a non-competition agreement in connection with the Executive Warrants. The Executive Warrants issued to Mr. Koogler granted him the right to purchase 300,000 shares of Common Stock at an exercise price of $9.00 per share. Mr. Koogler's warrants vested in increments of 20% per year over a five year period with the first 20% (or 60,000 warrants) having vested May 31, 1992. In May 1993, Republic canceled the unvested portion of Mr. Koogler's Executive Warrants (or 240,000 warrants) and re-issued to Mr. Koogler Executive Warrants to purchase 240,000 shares of Common Stock at an exercise price of $4.00 per share. The Executive Warrants granted in 1993 to Mr. Koogler vest in increments of 25% per year over a four year period commencing on May 31, 1993. The Executive Warrants are exercisable, with respect to each portion vested, for a period of four years following such vesting.


     The amount of compensation that Mr. Koogler may receive in connection with the Executive Warrants is based solely upon an increase in the value of Republic's Common Stock after the date of grant of such warrants.

REQUIRED VOTE AND BOARD RECOMMENDATION

     The proposed ratification, confirmation and approval of the Executive Warrants requires the affirmative vote of the holders of a majority of the total shares of Common Stock present at the Annual Meeting, in person or proxy, and entitled to vote at the Annual Meeting. If the proposal to ratify, confirm and approve the Executive Warrants is so approved, it will be effective as of the date of the issuance of the Executive Warrants.


     The sole purpose of the proposal relating to the Executive Warrants is to ensure that Republic is permitted to take the maximum tax deduction with respect to previously issued Executive Warrants. Accordingly, the Board of Directors believes that the adoption of the proposal relating to the Executive Warrants is essential.


     MANAGEMENT UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION, CONFIRMATION AND APPROVAL OF THE EXECUTIVE WARRANTS AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                  PROPOSAL 5.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has approved and recommends the appointment of Arthur Andersen LLP as independent public accountants of Republic and its subsidiaries for the year ending December 31, 1996.

     Arthur Andersen LLP has been serving Republic in this capacity since May 1990. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative will also be afforded an opportunity to make a statement, if he desires to do so.

     Approval of the Board of Directors' selection of Arthur Andersen LLP will require the affirmative vote of the holders of a majority of the total shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon at the Annual Meeting.

     MANAGEMENT UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF REPUBLIC AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 1996 AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.


                             STOCKHOLDER PROPOSALS


     Any proposals of stockholders intended to be presented at the 1997 Annual Meeting must be received by Republic for inclusion in the proxy statement and form of proxy relating to the meeting not later than December 11, 1996. It is suggested that proponents submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to the Secretary of Republic (Republic Industries, Inc., 200 East Las Olas Blvd., Suite 1400, Fort Lauderdale, Florida 33301). No stockholder proposals were received for inclusion in this Proxy Statement.

                                 OTHER MATTERS

     Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of Republic.


     Republic will bear the expense of preparing and mailing this proxy material, as well as the cost of solicitation. First Interstate Bank of Texas, N.A. and Corporate Investor Communications, Inc. have been retained by Republic to assist in the distribution of solicitation material relating to the Annual Meeting and tabulation of the stockholder votes, for which they will be paid a fee of $2,000 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. Solicitation by Republic may be by mail, interview, telephone or telegraph.



     The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

                                                                      APPENDIX A



                          SECOND AMENDED AND RESTATED


                          CERTIFICATE OF INCORPORATION

                                       OF


                           REPUBLIC INDUSTRIES, INC.



     Republic Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, (the "Corporation"), does hereby certify as follows:



     (a) The name of the Corporation is Republic Industries, Inc. and the original Certificate of Incorporation of the Corporation was originally filed with the office of the Secretary of State of the State of Delaware on May 30, 1991.



     (b) This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Act") and restates, integrates and amends the provisions of the Certificate of Incorporation, as amended to date, of the Corporation.


     (c) The text of the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, is hereby amended and restated to read in its entirety as follows:

     FIRST: The name of the Corporation is:


                  Republic Industries, Inc.


     SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the businesses or purposes to be conducted or promoted is:

          To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the Act or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the businesses or purposes of the Corporation.


     FOURTH: The total number of shares of all classes of stock which this Corporation shall have authority to issue is 505,000,000 shares, consisting of 500,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share. The aggregate par value of all the shares of all classes of stock which this Corporation has the authority to issue is $5,050,000.


A. COMMON STOCK. The shares of Common Stock shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of any securities of the Corporation. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy. The holders of the Common Stock shall be entitled to receive dividends if, as and when declared by the Board of Directors. The Common Stock may be issued from time to time in one or more series and shall have such other relative, participant, optional or special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Common Stock from time to time adopted by the Board of Directors pursuant to authority so to adopt which is hereby vested in the Board of Directors.

B. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

(d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such other relative, participating, optional or special rights, qualifications, limitations or restrictions thereof, as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.


     At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its stockholders, the Corporation may issue or sell any shares of its stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation, as amended, or out of shares of its stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its stockholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the stock of any class or series of the Corporation within such period of time, or without limit as to time, of such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors, in its sole discretion, may determine. In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be fixed from time to time by the Board of Directors.


     FIFTH: Except as may otherwise be provided in this Certificate or in the Bylaws of the Corporation, as the same may be amended from time to time, the Board of Directors shall have all powers and authority which may be granted to a board of directors of a corporation under the Act, including but not limited to the following:

          (a) to adopt, amend or repeal the Bylaws of the Corporation;

          (b) to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

          (c) to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

          (d) to designate one or more committees;

          (e) to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interest of the Corporation, when and as authorized by the shareholders entitled to vote thereon;

          (f) to provide indemnification for directors, officers, employees, and/or agents of the Corporation to the fullest extent permitted by law, subject however, to the rules against limitation on liability of directors as set forth in Section 102 of the Act, as amended from time to time; and


          (g) to determine from time to time whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the Act or authorized by the Board of Directors, or by a resolution of the stockholders.

     SIXTH: The Board of Directors shall consist of one or more members. The number of directors shall be fixed by, or in the manner provided in, the Bylaws. At the annual meeting of stockholders in 1996 and at each annual meeting of stockholders thereafter, the respective terms of all of the directors then serving in office shall expire at the meeting, and successors to the directors shall be elected to hold office until the next succeeding annual meeting. Existing directors may be nominated for election each year for a successive term, in the manner provided in the Bylaws. Each director shall hold office for the term for which he is elected and qualified or until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.



     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of the Act, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.


     EIGHTH: To the extent permitted by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:

          (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or


          (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the stockholders; or



          (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.


     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     NINTH: The Corporation reserves the right to amend or repeal any provision contained herein, add any additional provisions hereto, increase or decrease the number of authorized shares of stock, or restate this Certificate of Incorporation in its entirety in the manner now or hereafter prescribed by the Act.


     TENTH: Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation or in the Bylaws of the Corporation, any matter properly submitted to a vote of the stockholders at a meeting of stockholders duly convened at which there is a quorum present shall be deemed approved upon an affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or by proxy. No holders of any class of stock other than Common Stock shall be entitled to vote upon any matter, except as may be required by law, this Certificate of Incorporation, or the Bylaws of the Corporation. Written ballots shall not be required for the election of directors.


     ELEVENTH: In addition to any other indemnification granted to directors of the Corporation contained in this Certificate of Incorporation, the Bylaws of the Corporation, or adopted by resolution of the stockholders or directors of the Corporation, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that this indemnification shall not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or payment of any unlawful dividend or for any unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.



     IN WITNESS WHEREOF, the undesigned has caused this Second Amended and
Restated Certificate of Incorporation to be executed this   day of May, 1996.



                                          Republic Industries, Inc.

                                          By:
                                             -------------------------------
                                               H. Wayne Huizenga


                                               Chairman of the Board and

                                               Chief Executive Officer

                                                                      APPENDIX B


                           REPUBLIC INDUSTRIES, INC.
                              AMENDED AND RESTATED
                        1995 EMPLOYEE STOCK OPTION PLAN


     1. STATEMENT OF PURPOSE. This Amended and Restated 1995 Employee Stock Option Plan (the "Plan") is to benefit Republic Industries, Inc., a Delaware corporation (the "Company"), and its subsidiaries through the maintenance and development of their respective businesses by offering certain present and future key employees and officers, and independent contractors providing services to the Company, a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company or its subsidiaries.


     2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee"), consisting of two or more outside directors (as defined under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), appointed by the Board of Directors, whose interpretation of the terms and provisions of the Plan shall be final and conclusive. The selection of employees, officers and consultants for participation in the Plan and all decisions concerning the timing, pricing and amount of any grant or award under the Plan shall be made solely by the Committee.

     3. ELIGIBILITY. Options shall be granted only to key employees of the Company and its subsidiaries (including officers of the Company and its subsidiaries but excluding non-employee directors of the Company and its subsidiaries) and independent contractors performing services for the Company and its subsidiaries selected initially and from time to time by the Committee on the basis of their importance to the business of the Company or its subsidiaries.

     4. GRANTING OF OPTIONS. The Committee may grant options under which a total of not in excess of 10,000,000 shares of the $.01 par value common stock of the Company ("Common Stock") may be purchased from the Company, subject to adjustment as provided in Section 10. In the event that an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock. Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Company or any subsidiary of the Company or as a consultant to the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate his employment or consulting relationship at any time.

     5. OPTION PRICE. The option price shall be determined by the Committee and, subject to the provisions of Section 10 hereof, shall be not less than the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option.


     6. DURATION OF OPTIONS, INCREMENTS AND EXTENSIONS. Subject to the provisions of Section 8 hereof, each option shall be for such term of not less than five years nor more than ten years, as shall be determined by the Committee at the time the option is granted. Each option shall become exercisable with respect to 25% of the total number of shares subject to the option twelve months after the date of its grant and with respect to each additional 25% at the end of each twelve-month period thereafter during the succeeding three years. Notwithstanding the foregoing, the Committee may in its discretion (i) specifically provide for another time or times of exercise at the time the option is granted; (ii) accelerate the exercisability of any option subject to such terms and conditions as the Committee deems necessary and appropriate; or
(iii) at any time prior to the expiration or termination of any option previously granted, extend the term of any option (including such options held by officers) for such additional period as the Committee in its discretion shall determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten years. Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.


     In the event of a Change in Control (as defined below), all outstanding options shall become immediately exercisable. Notwithstanding any other provision in the Plan during the period of thirty (30) days after such Change of Control, each optionee who is any officer or a director (and also an employee or consultant) of the Company shall have the right to require the Company to purchase for him any option granted under the Plan at a purchase price equal to
(i) the excess of fair market value per share over the option price (ii) multiplied by the number of option shares specified by such individual for purchase in a written notice to the Company, attention of the Secretary. For purposes of this Plan, a "Change in Control" shall be deemed to occur if any person shall (a) acquire direct or indirect beneficial ownership of at least 50% of the issued and outstanding Common Stock of the Company, or (b) has the power (whether such power arises as a result of the ownership of capital stock, by contract or otherwise), or ability to elect or cause the election of directors consisting at the time of such election of a majority of the board of directors of the Company. As used herein, "person" shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder). For purposes of this paragraph, "fair market value per share" shall mean the average of the highest sales price per share of the Company's Common Stock as quoted on The Nasdaq Stock Market or by the principal exchange upon which the Company's Common Stock is listed on each of the five trading days immediately preceding the date on which such individual so notifies the Company. The amount payable to each such individual by the Company shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.



     7. EXERCISE OF OPTION. As a condition to the exercise of any option, the "Quoted Price" (as defined below) per share of Common Stock on the date of exercise must be equal or exceed the option price referred to in Section 5 hereof. An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either (i) in cash, (ii) by check, (iii) by a promissory note in a form specified by the Company and payable to the Company no later than fifteen business days after the date of exercise of the option, (iv) if so approved by the Committee, by shares of the Common Stock of the Company or (v) by a combination of these methods of payment. The "Quoted Price" and the per share value of Common Stock for purposes of paying the option price in accordance with the immediately preceding sentence shall equal the closing selling price per share of Common Stock on the date in question on The Nasdaq Stock Market or the principal stock exchange upon which the Company's Common Stock is listed (the "Exchange"). The right to pay the purchase price of shares by delivery of a promissory note shall not be available to any optionee who is a person described in Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").


     At any time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representatives, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     At the time of the exercise of any option the Committee may require, as a condition of the exercise of such option, the optionee to (x) pay the Company an amount equal to the amount of tax the Company may be required to withhold to obtain a deduction for federal income tax purposes as a result of the exercise of such option by the optionee or (y) make such other arrangements with the Company which would enable the Company to pay such withholding tax, including, without limitation, holding back a number of shares issuable upon exercise of the option equal to the amount of such withholding tax, or permitting the optionee to deliver a promissory note in a form specified by the Committee or withhold taxes from other compensation payable to the optionee by the Company, or (z) a combination of the foregoing.

     8. TERMINATION OF RELATIONSHIP-EXERCISE THEREAFTER. In the event the relationship between the Company and an optionholder is terminated for any reason other than death, permanent disability or retirement, such optionholder's options shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. The Committee may, in its sole discretion, permit any option to remain exercisable for such period after such termination as the Committee may prescribe, but in no event after the expiration date of the option. Temporary absence from employment or as a consultant because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its subsidiaries, shall not be considered to terminate employment or consulting relationship or to interrupt continuous employment or consulting relationship.

     In the event of termination of said relationship because of death, permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), or retirement, the option may be exercised in full, without regard to any installments established under Section 6 hereof, by the optionee or, if he is not living, by his heirs, legatees or legal representative (as the case may be) during its specified term prior to three years after the date of death, permanent disability or retirement, or such longer period as the Committee may prescribe, but in no event after the expiration date of the option.

     9. NON-TRANSFERABILITY OF OPTIONS. During the lifetime of the optionee, options shall be exercisable only by the optionee, and options shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     10. ADJUSTMENT. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted hereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, these shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

     11. NO IMPAIRMENT OF RIGHTS. Nothing contained in the Plan or any option granted pursuant to the Plan shall confer upon any optionee any right to be continued in the employment of the Company or any subsidiary of the Company or to be continued as a consultant to the Company or any subsidiary of the Company or interfere in any way with the right of the Company or its subsidiaries to terminate such employment or consulting relationship and/or to remove any optionee who is a director from service on the Board of Directors of the Company at any time in accordance with the provisions of applicable law.


     12. AMENDMENT OF PLAN. The Board of Directors of the Company may amend or discontinue the Plan at any time. However, no such amendments or discontinuance shall be made without the requisite stockholder approval of the stockholders of the Company if stockholder approval is required as a condition to the Plan continuing to comply with the provisions of Rule 16b-3 of the 1934 Act or
Section 162(m) of the Code.


     13. GOVERNANCE BY RULE 16B-3. The Plan is intended to and shall be governed by Rule 16b-3 promulgated under the 1934 Act.

     14. EFFECTIVE DATE. On February 12, 1996, this Plan was adopted and authorized by the Board of Directors of the Company for submission to the stockholders of the Company. If this Plan is approved by an affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy at a duly held stockholders' meeting, this Plan shall be deemed to have become effective on February 12, 1996. With respect to any options granted on or after such effective date and prior to stockholder approval, all options shall be canceled and void if this Plan is not approved by stockholders within one year of the date of the Board's adoption hereof, provided, however, that all options granted pursuant to the Republic Industries, Inc. 1995 Employee Stock Option Plan, which was approved by stockholders effective as of June 8, 1995, shall remain valid in accordance with its terms.

                       (PRINTED ON RECYCLED PAPER LOGO)

                                                                      APPENDIX C



                                     PROXY



                           REPUBLIC INDUSTRIES, INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    H. Wayne Huizenga and Harris W. Hudson each with power of substitution, are hereby authorized to vote all stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Republic Industries, Inc. to be held on May 10, 1996, or any postponements or adjournments thereof, as indicated on the reserve side.



    THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2 THROUGH 5 SET FORTH ON THE OTHER SIDE. As to any other matter, said Proxies shall vote in accordance with their best judgment.



    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report for the fiscal year ended December 31, 1995 furnished herewith.



                                    (Continued and to be signed on reverse side)



                                         REPUBLIC INDUSTRIES, INC.


                                         P.O. BOX 11382


                                         NEW YORK, N.Y. 10203-0362



1. Election of Directors:  / / FOR all nominees listed      / / WITHHOLD AUTHORITY to vote  / / *EXCEPTIONS (FOR all
                               below                            for all nominees listed         nominees except as
                                                                below                           indicated in space below)



A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS. Nominees: H. Wayne Huizenga, Michael G. DeGroote, Harris W. Hudson, J.P. Bryan, Rick L. Burdick, George D. Johnson, Jr. and John J. Melk.



* INSTRUCTIONS:To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)


Exceptions
         -------------------------------------------------------------------------------------------------------------------
2. Approval of Amendment to Certificate of Incorporation.     3. Approval of Amendment to 1995 Employee Stock Option
  FOR / /        AGAINST / /        ABSTAIN / /               Plan.
  A vote FOR is recommended by the Board of Directors.          FOR / /        AGAINST / /        ABSTAIN / /
                                                                A vote FOR is recommended by the Board of Directors.
4. Ratification, confirmation and approval of Executive       5. Ratification of appointment of Arthur Andersen LLP as
  Warrants.                                                      independent public accountants for 1996.
  FOR / /        AGAINST / /        ABSTAIN / /                 FOR / /        AGAINST / /        ABSTAIN / /
  A vote FOR is recommended by the Board of Directors.          A vote FOR is recommended by the Board of Directors.
6. In their discretion, on such other matters as may
   properly come before the meeting.



                                 / / Change of Address and or Comments Mark Here



                                                Please sign exactly as name
                                                appears hereon. When shares are
                                                held by joint tenants, both
                                                should sign. If acting as
                                                attorney, executor, trustee, or
                                                in any representative capacity,
                                                sign name and title.


                                                Dated                     , 1996
                                                     ---------------------



                                                --------------------------------
                                                           Signature



                                                --------------------------------
                                                   Signature if held jointly



                                                / / Votes must be indicated (x)
                                                    in Black or Blue ink.



PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.